Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Ocwen Financial Corporation of our report dated June 17, 2010 relating to the financial statements of HomEq Servicing, which appears in the Current Report on Form 8-K/A of Ocwen Financial Corporation dated November 18, 2010. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

November 9, 2011